Exhibit 99.1

Investor Contact:
 Erica Abrams, The Blueshirt Group for Borland
415.217.7722
erica@blueshirtgroup.com

Media Contact:
 Aaron Feigin
408.863.2409
aaron.feigin@borland.com

Borland Reports Strong Fourth Quarter and Fiscal Year 2004 Results

Annual Profits Up More Than 250%; Record Number of $1M-plus Transactions

SCOTTS VALLEY, Calif.--February 1, 2005--Borland Software Corporation (Nasdaq:BORL), the global leader in platform-independent solutions for software delivery optimization, today announced financial results for its fourth quarter and fiscal year ended December 31, 2004.

Revenues for the fourth quarter of 2004 were $82.5 million, up 11% from $74.0 million reported in the fourth quarter of 2003. GAAP net income for the fourth quarter of 2004 was $8.0 million, or $0.10 per diluted share, as compared to a GAAP net loss of $5.7 million, or ($0.07) per share, reported in the fourth quarter of 2003.

On a Non-GAAP basis, net income for the fourth quarter of 2004 was $11.4 million, or $0.14 per diluted share, an increase of 145% as compared to the net income of $4.7 million, or $0.06 per diluted share, reported in the fourth quarter of 2003.

Also on a Non-GAAP basis, Borland generated operating income of $12.5 million and delivered operating margins of 15.1%. This represents a significant increase over Non-GAAP operating income of $5.5 million and operating margins of 7.4% reported in the fourth quarter of 2003.

Revenues for fiscal year ended December 31, 2004 reached $309.5 million, up 5% over revenues of $295.2 million for the year ended December 31, 2003. GAAP net income for fiscal year 2004 reached $11.4 million, or $0.14 per diluted share, up from a net loss of $40.5 million, or ($0.51) per share, reported for 2003. On a Non-GAAP basis, net income for fiscal year 2004 increased to $30.3 million, or $0.37 per share, as compared to net income of $8.5 million, or $0.10 per diluted share, for fiscal 2003.

"We are pleased with our financial results for the fourth quarter, which marks the close of a strong year," commented Borland's president and chief executive officer, Dale L. Fuller. "Growth in the fourth quarter resulted from our success in translating design wins to major enterprise ALM deployments. In 2004, we nearly tripled the number of million dollar transactions as compared to 2003. Also during the year, we were successful at aligning more strategically with our customers and broadening our relationship with global name brand companies like British Telecommunications, Nokia, Ericsson, and many others. We remain focused on helping customers to solve their most critical issues and embrace software delivery optimization to achieve the highest value from their software."

"We delivered a strong year of progress in 2004, increasing revenue each quarter, effectively managing costs, improving operating margins, and exceeding our bottom line estimates each and every quarter," stated Borland's senior vice president and chief financial officer, Kenneth R. Hahn. "We drove better profitability through management rigor and greater precision in our forecasting. Additionally, we made progress in shifting our go-to-market model and believe we are well positioned to drive growth in 2005 as we close more large deals that deliver more value to customers."

In calculating Non-GAAP net income and operating income, Borland utilizes a financial measure of operating income, net income and net income per share that exclude restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development and the related tax benefit, as applicable. Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Business Outlook

Management provided the following financial guidance:

For the quarter ending March 31, 2005, on a GAAP basis:

          •      The company expects revenues will be in the range of $77 to $81 million.
          •      Forecast earnings per share should be in the range of $0.03 to $0.05.

For the quarter ending March 31, 2005, on a Non-GAAP basis:

          •      Forecast earnings per share should be in the range of $0.07 to $0.09.

The following table shows our Non-GAAP anticipated results for the quarter ending March 31, 2005 reconciled to the GAAP anticipated results. Our Non-GAAP anticipated results exclude amortization of intangible assets.

Estimated per Share
	Low	High
(unaudited)

GAAP net income	$ 0.03	$ 0.05
Aggregate amortization of intangible assets	0.04	0.04
Non-GAAP net income	$ 0.07	$ 0.09

Earnings Conference Call Information

Borland Software Corporation's fourth quarter 2004 teleconference and simultaneous Webcast is scheduled to begin at 2:30 p.m. PT, on Tuesday, February 1, 2005. To access the live Webcast, please visit the Investor Relations section of Borland's website. A replay will be available approximately two hours after the conference call ends and will be available through midnight February 15, 2005. The replay number is (800) 405-2236 or (303) 590-3000, with passcode 11021174. The archived Webcast will also be available on our website.

Non-GAAP Financial Measures

Borland provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Borland uses calculations of Non-GAAP operating income, net income and net income per share, which exclude as applicable restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and the related tax benefit, to evaluate its ongoing operations and to allocate resources within the organization.

Borland's management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland's operating results in a manner that focuses on what management believes to be Borland's ongoing business operations. Management believes that the inclusion of Non-GAAP financial measures provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland's industry. Investors should note, however, that the Non-GAAP financial measures used by Borland may not be the same Non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland's management believes it is useful for the company and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP financial measures of operating income, net income and net income per share that exclude such charges to have a better understanding of the overall performance of Borland's business and its ability to perform in subsequent periods. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, (iii) disposition of fixed assets, and (iv) other costs associated with terminating contracts, from its Non-GAAP operating income, net income and net income per share calculations. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland's management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland's management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of operating income and net income that exclude these charges to have a better understanding of the overall performance of Borland's ongoing business operations and its performance in the periods presented. In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland's ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland's ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provide management with information valuable to allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland's ongoing operations.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ:BORL) is the global leader in platform-independent solutions for Software Delivery Optimization. The company provides the software and services that align the people, processes and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: http://www.borland.com.

All Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Borland's strategic focus, near-term and long-term outlook and anticipated financial performance in the coming quarter. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: our ability to sell multi-product solutions for the application development lifecycle; the effects that altered spending priorities will have on our financial results; the changing nature of the markets in which we operate, namely the maturing of certain target markets and the uncertainty regarding the growth in other target markets; the effect of some of our competitors making products that compete with our products available to their customers for no or a very low fee; market acceptance of new or enhanced products or services developed, marketed or sold by us; delays in product shipments and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, Borland's 2003 Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

(TABLES TO FOLLOW)

###

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2004	December 31, 2003
ASSETS
Cash, cash equivalents and short-term investments	$ 221,198	$ 202,646
Accounts receivable, net	62,924	54,989
Property and equipment, net	16,117	20,377
Goodwill and acquired intangibles	195,677	210,055
Other assets	19,202	23,722
Total assets	$ 515,118	$ 511,789

LIABILITIES AND STOCKHOLDERS' EQUITY
Deferred revenues	$ 51,647	$ 48,330
Other current liabilities	80,100	88,435

Total current liabilities	131,747	136,765
Other long-term liabilities	6,334	7,156
Stockholders' equity	377,037	367,868

Total liabilities and stockholders' equity	$ 515,118	$ 511,789

BORLAND SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenues
Licenses and other	$ 56,004	$ 54,083	$ 214,021	$ 219,044
Services	26,511	19,940	95,527	76,192

Total revenues	82,515	74,023	309,548	295,236
Cost of revenues
Licenses and other	2,780	3,106	9,426	12,650
Services	7,905	6,008	25,963	26,898
Amortization of acquired intangibles	2,394	4,391	9,718	18,055
Total cost of revenues	13,079	13,505	45,107	57,603

Gross profit	69,436	60,518	264,441	237,633

Operating expenses
Selling, general and administrative	42,537	41,722	167,833	171,355
Research and development	16,803	17,727	68,093	73,454
Restructuring, amortization of other intangibles and acquisition-related expenses	1,605	7,200	9,841	32,758

Total operating expenses	60,945	66,649	245,767	277,567

Operating income (loss)	8,491	(6,131)	18,674	(39,934)
Interest income, net and other	947	460	1,734	3,361
Income (loss) before taxes	9,438	(5,671)	20,408	(36,573)
Provision for income taxes	1,467	21	9,038	3,971
Net income (loss)	$ 7,971	$ (5,692)	$ 11,370	$ (40,544)

Net income (loss) per share -- Basic	$ 0.10	$ (0.07)	$ 0.14	$ (0.51)
Net income (loss) per share -- Diluted	$ 0.10	$ (0.07)	$ 0.14	$ (0.51)
Shares used in computing basic net income (loss) per share	80,505	80,681	80,425	80,249
Shares used in computing diluted net income (loss) per share	82,932	80,681	82,052	80,249

BORLAND SOFTWARE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenues
Licenses and other	$ 56,004	$ 54,083	$ 214,021	$ 219,044
Services	26,511	19,940	95,527	76,192

Total revenues	82,515	74,023	309,548	295,236
Cost of revenues
Licenses and other	2,780	3,106	9,426	12,650
Services	7,905	6,008	25,963	26,898
Amortization of acquired intangibles	--	--	--	--
Total cost of revenues	10,685	9,114	35,389	39,548

Gross profit	71,830	64,909	274,159	255,688

Operating expenses
Selling, general and administrative	42,537	41,722	167,833	171,355
Research and development	16,803	17,727	68,093	73,454
Restructuring, amortization of other intangibles and acquisition-related expenses	--	--	--	--
Total operating expenses	59,340	59,449	235,926	244,809

Operating income	12,490	5,460	38,233	10,879
Interest income, net and other	947	460	1,734	2,860
Income before taxes	13,437	5,920	39,967	13,739
Provision for income taxes (1)	1,999	1,255	9,715	5,205
Net income	$ 11,438	$ 4,665	$ 30,252	$ 8,534

Net income per share -- Basic	$ 0.14	$ 0.06	$ 0.38	$ 0.11
Net income per share -- Diluted	$ 0.14	$ 0.06	$ 0.37	$ 0.10
Shares used in computing basic net income per share	80,505	80,681	80,425	80,249
Shares used in computing diluted net income per share	80,932	82,159	82,052	82,422

(1) For the three months and years ended December 31, 2004 and 2003, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments.

Reconciliations

In calculating Non-GAAP operating income, net income and net income per share, Borland utilizes a Non-GAAP financial measure. Investors are encouraged to review the reconciliation of Non-GAAP operating income, net income and net income per share to the most directly comparable GAAP measures as provided below.

RECONCILIATION OF NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(in thousands, unaudited)
GAAP operating income (loss)	$ 8,491	$ (6,131)	$ 18,674	$ (39,934)
Restructuring and other expenses	(14)	4,116	2,851	13,091
Amortization of intangible assets	3,558	5,566	14,399	22,560
Acquisition-related expenses	455	1,909	2,309	10,562
In-process research and development	--	--	--	4,600

Non-GAAP operating income	$ 12,490	$ 5,460	$ 38,233	$ 10,879

RECONCILIATION OF NON-GAAP NET INCOME AND NET INCOME PER SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(in thousands, except per share data, unaudited)
GAAP net income (loss)	$ 7,971	$ (5,692)	$ 11,370	$ (40,544)
Restructuring and other expenses	(14)	4,116	2,851	13,091
Amortization of intangible assets	3,558	5,566	14,399	22,560
Acquisition-related expenses	455	1,909	2,309	10,562
In-process research and development	--	--	--	4,600
Gain on investment	--	--	--	(501)
Tax effect of Non-GAAP items (1)	(532)	(1,234)	(677)	(1,234)
Non-GAAP net income
Non-GAAP net income	$ 11,438	$ 4,665	$ 30,252	$ 8,534
Basic Non-GAAP net income per share	$ 0.14	$ 0.06	$ 0.38	$ 0.11
Shares used in computing basic net income per share	80,505	80,681	80,425	80,249
Diluted Non-GAAP net income per share	$ 0.14	$ 0.06	$ 0.37	$ 0.10
Shares used in computing diluted net income per share	82,932	82,159	82,052	82,422

(1) For the three months and years ended December 31, 2004, and 2003, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments.